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                                                                     EXHIBIT 3.2

                                    BY-LAWS

                                      OF

                         EMERGING COMMUNICATIONS, INC.

                                   ARTICLE I

                        PLACE OF STOCKHOLDER MEETINGS;
                        NO STOCKHOLDER WRITTEN CONSENT

                  Section 1. All meetings of the stockholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors of the corporation (the "Board"), or as shall be specified or fixed in the respective notices or waivers of notice thereof. A stockholder vote may only be taken at a duly convened Annual Meeting or Special Meeting of Stockholders in accordance with those By-Laws and not by written consent in lieu of such a meeting.

                                NOTICE OF MEETING

                  Section 2. Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be prepared and delivered by the corporation not less than ten days nor more than sixty days before the date of the meeting, either personally, or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present (except as otherwise provided by law), or if notice is waived by those not present. Any previously scheduled meeting of the stockholders may be postponed and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of stockholders.

                 NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS

                  Section 3. (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation's notice of meeting delivered pursuant to Section 2.4 of these By-Laws, (b) by or at the direction of the Chairman of the Board or the Board or (c) by any stockholder of the corporation who is entitled to vote at the meeting, who complied with the notice procedures
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set forth in clauses (2) and (3) of this paragraph (A) of this By-Law and who was a stockholder of record at the time such notice is delivered to the Secretary of the corporation.

                  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
(A)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule l4a-11 thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner and (iii) whether the proponent intends or is part of a group which intends to solicit proxies from other stockholders in support of such nomination or proposal. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

                  (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the corporation at least eighty days prior to the first anniversary of the preceding year's annual meeting, a

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stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

                  (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting pursuant to
Section 2.4 of these By-Laws. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the Board or (b) by any stockholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By-Law and who is a stockholder of record at the time such notice is delivered to the Secretary of the corporation. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the corporations Notice of Meeting, if the stockholder's notice as required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

                  (C) General. (1) Only persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

                  (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the

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Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the
Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                     QUORUM

                  Section 4. Unless otherwise provided by statute, the holders of shares of stock entitled to cast a majority of votes at a meeting, present either in person or by proxy, shall constitute a quorum at such meeting. The Secretary of the corporation or in his absence an Assistant Secretary or an appointee of the presiding officer of the meeting, shall act as the Secretary of the meeting.

                                     VOTING

                  Section 5. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder entitled to vote at any meeting shall be entitled to one vote, in person or by written proxy, for each share held of record on the record date fixed as provided in Section 4 of Article V of these By-Laws for determining the stockholders entitled to vote at such meeting. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by the certificate of incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to the corporation, as otherwise provided by law or pursuant to any regulation applicable to the corporation, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

         Elections of directors need not be by written ballot; provided, however, that by resolution duly adopted, a vote by written ballot may be required.

                                     PROXIES

                  Section 6. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

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A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation. In order to be exercised at a meeting of stockholders, proxies shall be delivered to the Secretary of the corporation or his representative at or before the time of such meeting.

                                  INSPECTORS

                  Section 7. At each meeting of the stockholders, the polls shall be opened and closed; the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall to the extent required by applicable law, be decided by one or more Inspectors, a majority of whom shall have power to make a decision. Such Inspectors , if any, shall be appointed by the Board before the meeting, or in default thereof by the presiding officer at the meeting, and shall be sworn to the faithful performance of their duties. If any of the Inspectors previously appointed shall fail to attend or refuse or be unable to serve, substitutes shall be appointed by the presiding officer.

                              CONDUCT OF MEETINGS

                  Section 8. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine;
(iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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                                   ARTICLE II

                               BOARD OF DIRECTORS

                           NUMBER; METHOD OF ELECTION;
                        TERMS OF OFFICE AND QUALIFICATION

                  Section 1. The business and affairs of the corporation shall be managed under the direction of the Board. The number of directors which shall constitute the entire Board shall not be less than [ ] nor more than [ ] and shall be determined from time to time by resolution adopted by a majority of the entire Board.

         Any director may resign his office at any time by delivering his resignation in writing to the corporation, and the acceptance of such resignation unless required by the terms thereof shall not be necessary to make such resignation effective.

                                    MEETINGS

                  Section 2. The Board may hold its meetings and have an office in such place or places within or without the State of Delaware as the Board by resolution from time to time may determine.

                  The Board may in its discretion may provide for regular or stated meetings of the Board. Notice of regular or stated meetings need not be given. Special meetings of the Board shall be held whenever called by direction of the Chief Executive Officer, the President or any two of the directors.

                  Notice of any special meeting shall be given by the Secretary to each director either by mail or by telegram, facsimile, telephone or other electronic communication or transmission. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least three days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph corporation at least twenty-four hours before such meeting. If by facsimile, telephone or other electronic communication or transmission, such notice shall be transmitted at least twenty-four hours before such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

                  Except as otherwise provided by applicable law, at any meeting at which every director shall be present, even though without notice, any business may be transacted. No notice of any adjourned meeting need be given.

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                  The Board shall meet immediately after election, following the
Annual Meeting of Stockholders, for the purpose of organizing, for the election of corporate officers as hereinafter specified, and for the transaction of any other business which may come before it. No notice of such meeting shall be necessary.

                                     QUORUM

                  Section 3. Except as otherwise expressly required by these By-Laws or by statute, a majority of the directors then in office (but not less than one-third of the total number of directors constituting the entire Board) shall be present at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of the directors present at any such meeting at which quorum is present shall be necessary for the passage of any resolution or for an act to be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

                       COMPENSATION OF BOARD OF DIRECTORS

                  Section 4. Each director (other than a director who is a salaried officer of the corporation or of any subsidiary of the corporation), in consideration of his serving as such, shall be entitled to receive from the corporation such amount per annum and such fees for attendance at meetings of the Board or of any committee of the Board (a "Committee"), or both, as the Board shall from time to time determine. The Board may likewise provide that the corporation shall reimburse each director or member of a Committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing contained in this Section shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE III

                            COMMITTEES OF THE BOARD

                                  COMMITTEES

                  Section 1. The Board shall elect from the directors a Compensation Committee and an Audit Committee and any other Committee which the Board may by resolution prescribe. Any such other Committee shall be comprised of such persons and shall possess such authority as shall be set forth in such resolution.

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                                   PROCEDURE

                  Section 2. (1) Each Committee shall fix its own rules of procedure and shall meet where and as provided by such rules. Unless otherwise stated in these By-Laws, a majority of a Committee shall constitute a quorum.

                  (2) In the absence or disqualification of a member of any Committee, the members of such Committee present at any meeting, and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Fees in connection with such appointments shall be established by the Board.

                             REPORTS TO THE BOARD

                  Section 3. All completed actions by the Audit and Compensation Committees shall be reported to the Board at the next succeeding Board meeting and shall be subject to revision or alteration by the Board, provided, that no acts or rights of third parties shall be affected by any such revision or alteration.

                             COMPENSATION COMMITTEE

                  Section 4. The Board shall elect a Compensation Committee consisting of at least two members of the Board, none of whom shall be officers or employees of the corporation or of any subsidiary corporation. The Board shall appoint a chairman of such Committee who shall be one of its members. The Compensation shall have such authority and duties as the Board by resolution shall prescribe.

                                 AUDIT COMMITTEE

                  Section 5. The Board shall elect from among its members an Audit Committee consisting of at least [two [can be one]] members. The Board shall appoint a chairman of said Committee who shall be one of its members. The Audit Committee shall have such authority and duties as the Board by resolution shall prescribe.

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

                                   ARTICLE IV

                                    OFFICERS

                               GENERAL PROVISIONS

                  Section 1. The corporate officers of the corporation shall consist of the following: a Chairman, a Chief Executive Officer, a Secretary, a Treasurer, a Controller, and such other officers as the Board may from time to time designate. Insofar as permitted by statute, the same person may hold two or more offices. All officers chosen by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV.

                  The Chairman, Chief Executive Officer, Secretary, Treasurer and Controller shall be elected by the Board. Each such officer shall hold office until his successor is elected or appointed and qualified or until his earlier death, resignation or removal.

         Any officer may be removed, with or without cause, at any time by the Board.

         A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided in these By-Laws for election or appointment to such office.

               POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER

                  Section 2. The Chief Executive Officer shall have general charge and management of the affairs, property and business of the corporation, subject to the Board, and the provisions of these By-Laws. The Chief Executive Officer, or in his absence such other individual as the Board may select, shall preside at all meetings of the stockholders. He shall also preside at meetings of the Board, and in his absence the Board shall appoint one of their number to preside.

                  The Chief Executive Officer shall perform all duties assigned to him in these By-Laws and such other duties as may from time to time be assigned to him by the Board. He shall have the power to appoint and remove, with or without cause, such officers, other than those elected by the Board as provided for in these By-Laws, as in his judgment may be necessary or proper for the transaction of the business of the corporation, and shall determine their duties, all subject to ratification by the Board.

                       POWERS AND DUTIES OF OTHER OFFICERS

                  Section 3. The Chairman shall perform such duties as may from time to time be assigned to him by the Board or the Chief Executive Officer.

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                  Section 4. The Secretary shall record the proceedings of all meetings of the Board and the stockholders, in books kept for that purpose. The Secretary shall be the custodian of the corporate seal, and he shall affix the same to and countersign papers requiring such acts; and he shall perform such other duties as may be required by the Board or the Chief Executive Officer.

                  Section 5. The Treasurer shall have care and custody of all funds of the corporation and disburse and administer the same under the direction of the Board or the Chief Executive Officer and shall perform such other duties as the Board or the Chief Executive Officer shall assign to him.

                  Section 6. The Controller shall maintain adequate records of all assets, liabilities and transactions of the corporation and see that audits thereof are currently and regularly made; and he shall perform such other duties as may be required by the Board or the Chief Executive Officer.

                           SALARIES AND APPOINTMENTS

                  Section 7. The salaries of corporate officers shall be fixed by the Compensation Committee provided for in Section 5 of Article III hereof, except that the fixing of salaries below certain levels, determinable from time to time by the Compensation Committee, may in the discretion of the Compensation Committee be delegated to the Chief Executive Officer, subject to the approval of the Board.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 8. (1) The corporation shall indemnify and hold harmless, to fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceedings, whether civil, criminal, administrative or investigative, including appeals (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in paragraph (3) of this Section 8, the corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part hereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board.

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                  (2) The corporation shall pay the expenses (including
attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Section 8 or otherwise.

                  (3) If a claim for indemnification or payment of expenses under this Section 8 is not paid in full within thirty days after a written claim therefor by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

                  (4) The rights conferred on any Indemnitee by this Section 8 shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

                  (5) The corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

                  (6) Any repeal or modification of the foregoing provisions of this Section 8 shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

                  (7) This Section 8 shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

                                    ARTICLE V

                                  CAPITAL STOCK
                              CERTIFICATES OF STOCK

                  Section 1. Certificates of stock certifying the number of shares owned shall be issued to each stockholder in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board. Such certificates of stock shall be numbered and

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registered in the order in which they are issued and shall be signed by the
Chairman or the Chief Executive Officer and by the Treasurer or the Secretary. Any and all the signatures on the certificates may be a facsimile.

                               TRANSFER OF SHARES

                  Section 2. Transfers of shares shall be made only upon the books of the corporation by the holder, in person, or by power of attorney duly executed and filed with the Secretary of the corporation, and on the surrender of the certificate or certificates of such shares, properly assigned. The corporation may, if and whenever the Board shall so determine, maintain one or more offices or agencies, each in charge of an agent designated by the Board, where the shares of the capital stock of the corporation shall be transferred and/or registered. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

                     LOST, STOLEN OR DESTROYED CERTIFICATES

                  Section 3. The corporation may issue a new certificate of capital stock of the corporation in place of any certificate theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, and the corporation may, but shall not be obligated to, require the owner of the alleged lost, stolen or destroyed certificate, or his legal representatives, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate, as the officers of the corporation may, in their discretion require.

                              FIXING OF RECORD DATE

                  Section 4. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board, and (3) in the

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case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed by the Board: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board may fix a new record date for the adjourned meeting.

                                  ARTICLE VI

                                 MISCELLANEOUS

                            DIVIDENDS AND RESERVES

                  Section 1. Dividends upon the capital stock of the corporation may be declared as permitted by law by the Board at any regular or special meeting. Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the corporation such sum or sums as the Board, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for such other purposes as the Board shall think conducive to the interests of the corporation, and any reserve so established may be abolished and restored to the surplus account by like action of the Board.

                                     SEAL

                  Section 2. The seal of the corporation shall bear the corporate name of the corporation, the year of its incorporation and the words "Corporate Seal, Delaware".

                                    WAIVER

                  Section 3. Whenever any notice whatever is required to be given by statute or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board, as the case may be, need be specified in any waiver of notice of such meeting.

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                                  FISCAL YEAR

                  Section 4. The fiscal year of the corporation shall begin with January first and end with December thirty-first.

                                   CONTRACTS

                  Section 5. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the corporation by such officer or officers of the corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the Treasurer and the Secretary may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the corporation subject to any restrictions imposed by the Board, the Chairman of the Board, the Chief Executive Officer, the Treasurer and the Secretary of the corporation may delegate contractual powers to others under this jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

                                    PROXIES

                  Section 6. Unless otherwise provided by resolution adopted by the Board, the Chairman of the Board, the Chief Executive Officer, the Treasurer and the Secretary may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities may other corporation or other entity, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                  AMENDMENTS

                  Section 7. The Board from time to time shall have the power to make, alter, amend or repeal any and all of these By-Laws, but any By-Laws so made, altered or repealed by the Board may be amended, altered or repealed by the stockholders.

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

                                  CERTIFICATION

         The undersigned hereby certifies that he is the duly elected and acting Secretary of Emerging Communications, Inc., a Delaware corporation, and the keeper of its corporate records and minutes. The undersigned further hereby certifies that the above and foregoing is a true and correct copy of the By-Laws of said corporation, as in force at the date hereof.

         WITNESS the hand of the undersigned and the seal of said corporation, this [ ] day of [ ], 1997.


                                           -------------------------------------


                                           ----------------------------Secretary

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